For more information contact:
Stephen S. Romaine, President & CEO
Matthew Tomazin, Executive VP, CFO & Treasurer
Tompkins Financial Corporation (888) 503-5753

For Immediate Release
Friday, January 30, 2026

Tompkins Financial Corporation Reports Cash Dividend
ITHACA, NY - Tompkins Financial Corporation (NYSE American: TMP)
Tompkins Financial Corporation announced today that its Board of Directors approved payment of a regular quarterly cash dividend of $0.67 per share, payable on February 22, 2026, to common shareholders of record on February 13, 2026. The dividend amount represents an increase of $0.05 per share, or 8.1% over the dividend paid in the first quarter of 2025.

ABOUT TOMPKINS FINANCIAL CORPORATION
Tompkins Financial Corporation is a banking and financial services company serving the Central, Western, and Hudson Valley regions of New York and the Southeastern region of Pennsylvania. Headquartered in Ithaca, NY, Tompkins Financial is parent to Tompkins Community Bank, which offers a full array of products and services, including commercial and consumer banking. Tompkins Community Bank provides wealth management services under the Tompkins Financial Advisors brand, including investment management, trust and estate, financial and tax planning services. For more information on Tompkins Financial, visit www.tompkinsfinancial.com.